                                                                    EXHIBIT 10-E

                        TERMINATION BENEFITS AGREEMENT


          This Termination Benefits Agreement ("Agreement") is made and entered into as of July 1, 1996 by and between Priority Healthcare Corporation, an Indiana corporation (hereinafter referred to as the "Corporation") and Robert L. Myers, a resident of the State of Indiana (hereinafter referred to as "Employee").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Employee is now serving as President and Chief Operating Officer of the Corporation; and

          WHEREAS, the Corporation believes that Employee has made valuable contributions to the productivity and profitability of the Corporation; and

          WHEREAS, the Corporation desires to encourage Employee to continue to make such contributions and not to seek or accept employment elsewhere; and

          WHEREAS, the Corporation, therefore, desires to assure Employee of certain benefits in case of any termination or significant redefinition of the terms of his employment with the Corporation subsequent to any Change in Control of the Corporation;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and the mutual benefits herein provided, the Corporation and Employee hereby agree as follows:

          1. The term of this Agreement shall be from the date hereof through December 31, 1998; provided, however, that such term shall be automatically extended for an additional year on December 31, 1996 and on December 31 of each year thereafter unless either party hereto gives written notice to the other party not to so extend prior to November 30 of the year for which notice is given, in which case no further automatic extension shall occur and the term of this Agreement shall end on December 31 three (3) years subsequent to the date of the latest preceding automatic extension. Notwithstanding the foregoing, if a Change in Control of the Corporation (as defined in Section 2 below) shall occur prior to the expiration of the original term or any extensions of the term of this Agreement, then the term of this Agreement shall automatically become a term of three (3) years commencing on the date of any such Change in Control.

          2. As used in this Agreement, "Change in Control" of the Corporation means, but only after the Corporation has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of the Corporation or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (i) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (C) of this Section 2 are satisfied, (v) any acquisition by any Person in connection with a spin off of the Corporation's common stock by its parent, Bindley Western Industries, Inc., (vi) any acquisition by William E. Bindley or (vii) upon the death of William E. Bindley, any acquisition triggered by his death by operation of law, by any testamentary bequest or by the terms of any trust or other contractual arrangement established by him;

          (B) Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Corporation (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (C) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Corporation common stock and outstanding Corporation voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Corporation stock and outstanding Corporation voting securities, as the case may be, (ii) no Person (excluding the Corporation, any employee benefit plan or related trust of the Corporation or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the outstanding Corporation common stock or outstanding voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (D) Approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which following such sale or other disposition (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Corporation common stock and outstanding Corporation voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Corporation common stock and outstanding Corporation voting securities, as the case may be, (b) no Person (excluding the Corporation and any employee benefit plan or related trust of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the outstanding Corporation common stock or outstanding Corporation voting securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

          (E) Before the Corporation has a class of equity securities registered under Section 12 of the Exchange Act, a "Change in Control" of the Corporation for purposes of this Agreement shall mean a change in control of Bindley Western Industries, Inc. A change in control of Bindley Western Industries, Inc. shall be determined in the same manner as a change in control of the Corporation under the foregoing subsections (A) through
     (D) of this Section 2, except that "Bindley Western Industries, Inc." shall be substituted for "Corporation" in each of said subsections. The parties hereto agree that the sale or other disposition of all or substantially all of the assets of the Bindley Western Drug Company division of Bindley Western

     Industries, Inc. shall not constitute a sale or other disposition of all or substantially all of the assets of Bindley Western Industries, Inc. under subsection (D) of this Section 2.

          3. The Corporation shall provide Employee with the benefits set forth in Section 6 of this Agreement upon any termination of Employee's employment by the Corporation following a Change in Control for any reason except the following:

          (A) Termination by reason of Employee's death.

          (B) Termination by reason of Employee's "disability". For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental disability to perform the duties required by his employment for any consecutive One Hundred Eighty (180) day period, provided that notice of any termination by the Corporation because of Employee's "disability" shall have been given to Employee prior to the resumption by him of the performance of such duties.

          (C) Termination upon Employee reaching his normal retirement date, which for purposes of this Agreement shall be deemed to be the end of the month during which employee reaches sixty-five (65) years of age.

          (D) Termination for "cause". As used in this Agreement, the term "cause" means fraud, dishonesty, theft of corporate assets, or other gross misconduct by Employee. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Corporation's Board at a meeting called and held for the purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Employee was guilty of conduct constituting "cause" and specifying the particulars thereof in detail.

          4. The Corporation shall also provide Employee with the benefits set forth in Section 6 of this Agreement upon any termination of Employee's employment with the Corporation at Employee's option after a Change in Control followed by the happening of any one of the following events:

          (A) Without Employee's express written consent, the assignment of Employee to any duties which, in Employee's reasonable judgment, are materially inconsistent with his positions, duties, responsibilities or status with the Corporation immediately prior to the Change in Control or a substantial reduction of his duties or responsibilities which, in Employee's reasonable opinion, does not represent a promotion from his position, duties or responsibilities immediately prior to the Change in Control.

          (B) A reduction by the Corporation in Employee's salary from the level of such salary immediately prior to the Change in Control or the Corporation's failure to increase (within twelve (12) months of Employee's last increase in base salary) Employee's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers of the Corporation effected in the preceding twelve (12) months.

          (C) The failure by the Corporation to continue in effect any incentive, bonus or other compensation plan in which Employee participates, including but not limited to the Corporation's stock option plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which Employee has consented, has been made with respect to such plan in connection with the Change in Control, or the failure by the Corporation to continue Employee's participation therein, or any action by the Corporation which would directly or indirectly materially reduce Employee's participation therein.

          (D) The failure by the Corporation to continue to provide Employee with benefits substantially similar to those enjoyed by Employee or to which Employee was entitled under any of the Corporation's principal pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which Employee was participating at the time of a Change in Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by Employee or to which Employee was entitled at the time of the Change in Control, or the failure by the Corporation to provide Employee with the number of paid vacation and sick leave days to which Employee is entitled on the basis of years of service or position with the Corporation in accordance with the Corporation's normal vacation policy in effect on the date hereof.

          (E) The Corporation's requiring Employee to be based anywhere other than the metropolitan area where the Corporation office at which he was based immediately prior to the Change in Control was located, except for required travel on the Corporation's business in accordance with the Corporation's past management practices.

          (F) Any failure of the Corporation to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in
     Section 10 hereof.

          (G) Any failure by the Corporation or its shareholders, as the case may be, to reappoint or reelect Employee to a corporate office held by him immediately prior to the Change in Control or his removal from any such office including any seat held at such time on the Corporation's Board of Directors.

          (H) The effectiveness of a resignation, tendered at any time, either before or after a Change in Control and regardless of whether formally characterized as voluntary or otherwise, by Employee of any corporate office held by him immediately prior to the Change in Control or of any seat held at such time on the Corporation's Board of Directors, at the request of the Corporation or at the request of the person obtaining control of the Corporation in such Change in Control.

          (I) Any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5 hereof (and, if applicable, Section 3(D) hereof); and for purposes of this Agreement, no such purported termination shall be effective.

          (J) Any request by the Corporation that Employee participate in an unlawful act or take any action constituting a breach of Employee's professional standard of conduct.

          (K) Any breach by the Corporation of any of the provisions of this Agreement or any failure by the Corporation to carry out any of its obligations hereunder.

Notwithstanding anything in this Section 4 to the contrary, Employee's right to terminate Employee's employment pursuant to this Section 4 shall not be affected by Employee's incapacity due to physical or mental illness.

          5. Any termination of Employee's employment with the Corporation as contemplated by Section 3 hereof (except subsection 3(A)) or by Employee as contemplated by Section 4 hereof shall be communicated by written "Notice of Termination" to the other party hereto. Any "Notice of Termination" given by Employee pursuant to Section 4 or given by the Corporation in connection with a termination as to which the Corporation believes it is not obligated to provide Employee with benefits set forth in Section 6 hereof shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

          6. Subject to the conditions and exceptions set forth in Section 3 and Section 4 hereof, the following benefits, less any amounts required to be withheld therefrom under any applicable federal, state or local income tax, other tax, or social security laws or similar statutes, shall be paid to Employee upon any termination of his employment with the Corporation subsequent to a Change in Control:

          (A) Within thirty (30) days following such a termination, Employee shall be paid, at his then-effective salary, for services performed through the date of his termination. In addition, any earned but unpaid amount of any bonus or incentive payment shall be paid to Employee within thirty (30) days following the termination of his employment.

          (B) Within thirty (30) days following such a termination, Employee shall be paid a lump sum payment of an amount equal to two and nine-tenths (2.9) times Employee's "Base Amount." For purposes hereof, Base Amount is defined as Employee's average includable compensation paid by the Corporation for the five (5) most recent taxable years ending before the date on which the Change in Control occurs. The definition, interpretation and calculation of the dollar amount of Base Amount shall be in a manner consistent with and as required by the provisions of Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations and rulings of the Internal Revenue Service promulgated thereunder.

          (C) (i) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) paid or payable to the Employee or for his benefit pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Corporation or a change in ownership or effective control of the Corporation or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by
     Section 4999 of the Code or any interest, penalties, additional tax or similar items are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest, penalties, additional tax or similar items are hereinafter collectively referred to as the "Excise Tax"), then the Employee will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest, penalties, additional tax or similar items imposed with respect thereto and the Excise Tax) including any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (ii) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Corporation's expense by an accounting firm selected by the Corporation and reasonably acceptable to the Employee which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Corporation and the Employee within ten days of the Termination Date if applicable, or such other time as requested by the Corporation or by the Employee and if the Accounting Firm determines that no Excise Tax is payable by the Employee with respect to a Payment or Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Employee, the Employee shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this subsection 6(c)(ii) shall be paid by the Corporation to the Employee within five days of the receipt of the Accounting Firm's Determination. The existence of the Dispute shall not in any way affect the Employee's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Corporation and the Employee subject to the application of subsection 6(c)(iii) below.

          (iii) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (a) upon notice (formal or informal) to the Employee from any governmental taxing authority that the Employee's tax liability (whether in respect of the Employee's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Corporation has failed to make a sufficient Gross-Up Payment, (b) upon a determination by a court, (c) by reason of determination by the Corporation (which shall include the position taken by the Corporation, together with its consolidated group, on its federal income tax return) or
     (d) upon the resolution of the Dispute to the Employee's satisfaction. If an Underpayment occurs, the Employee shall promptly notify the Corporation and the Corporation shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Employee an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest, penalties, additional taxes or similar items imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Employee had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when the Employee has received from the applicable government taxing authority a refund of taxes or other reduction in the Employee's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Employee and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Employee's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Corporation to the Employee and the Employee shall pay to the Corporation on demand (but not less than 10 days after the Final Determination of such Excess Payment and written notice has been delivered to the Employee) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Employee until the date of repayment to the Corporation.

          (iv) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Corporation shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Corporation has actually withheld from the Payment or Payments.

          (D) Employee acknowledges and agrees that payment in accordance with subsections 6(A), 6(B) and 6(C) shall be deemed to constitute a full settlement and discharge of any and all obligations of the Corporation to Employee arising out of his employment with the Corporation and the termination thereof, except for any vested rights Employee may then have under any insurance, pension, supplemental pension, thrift, employee stock ownership, or stock option plans sponsored or made available by the Corporation.

          7. The Corporation is aware that upon the occurrence of a Change in Control the Board of Directors or a shareholder of the Corporation may then cause or attempt to cause the Corporation to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Corporation to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny Employee the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Corporation that Employee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of his rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to Employee hereunder. Accordingly, if following a Change in Control it should appear to Employee that the Corporation has failed to comply with any of its obligations under this Agreement or in the event that the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Employee the benefits entitled to be provided to the Employee hereunder, and that Employee has complied with all of his obligations under this Agreement, the Corporation irrevocably authorizes Employee from time to time to retain counsel of his choice, at the expense of the Corporation as provided in this Section 7, to represent Employee in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Corporation or any director, officer, shareholder, or other person affiliated with the Corporation, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Corporation and such counsel, the Corporation irrevocably consents to Employee entering into an attorney-client relationship with such counsel, and in that connection the Corporation and Employee agree that a confidential relationship shall exist between Employee and such counsel. The reasonable fees and expenses of counsel selected from time to time by Employee as hereinabove provided shall be paid or reimbursed to Employee by the Corporation on a regular, periodic basis upon presentation by Employee of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of One Hundred Thousand Dollars ($100,000). Any legal expenses incurred by the Corporation by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement as provided by this Section 7, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Corporation, and the Corporation shall not take any action to seek reimbursement from Employee for such expenses. Notwithstanding any limitation contained in this Section 7 to the contrary, Employee shall be entitled to payment or reimbursement of legal expenses in excess of One Hundred Thousand Dollars ($100,000) if the expenses were incurred as a result of a dispute under this Agreement in which Employee obtains a final judgment in his favor from a court of competent jurisdiction or his claim is settled by the Corporation prior to the rendering of a judgment by such a court.

          8. Employee is not required to mitigate the amount of benefit payments to be made by the Corporation pursuant to this Agreement by seeking other employment or otherwise, nor shall the amount of any benefit payments provided for in this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or which might have been earned by

Employee had Employee sought such employment, after the date of termination of his employment with the Corporation or otherwise.

          9. In order to induce the Corporation to enter into this Agreement, Employee hereby agrees as follows:

          (A) He will keep confidential and not improperly divulge for the benefit of any other party any of the Corporation's confidential information and business secrets including, but not limited to, confidential information and business secrets relating to such matters as the Corporation's finances, operations and customer lists. All of the Corporation's confidential information and business secrets shall be the sole and exclusive property of the Corporation.

          (B) For a period of two years after Employee's employment with the Corporation ceases, Employee shall not either on his own account or for any other person, firm or company solicit or endeavor to cause any employee of the Corporation to leave his employment or to induce or attempt to induce any such employee to breach any employment agreement with the Corporation.

In the event of a breach or threatened breach by Employee of the provisions of this Section 9, the Corporation shall be entitled to an injunction restraining Employee from committing or continuing such breach. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach including the recovery of damages from Employee. The covenants of this Section 9 shall run not only in favor of the Corporation and its successors and assigns, but also in favor of its subsidiaries and their respective successors and assigns and shall survive the termination of this Agreement.

          10. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Corporation in the same amount and on the same terms as Employee would be entitled hereunder if he were to terminate his employment pursuant to Section 4 hereof, except that for purposes of implementing the foregoing, the date on which succession becomes effective shall be deemed the date of termination of Employee's employment with the Corporation. As used in this Agreement, "Corporation" shall mean corporation as hereinbefore defined and any successor to the business or assets of it as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

          11. Should Employee die while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or if there be no such designee, to his estate.

          12. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Employee:

               Robert L. Myers
               _________________________
               _________________________

          If to the Corporation:

               Priority Healthcare Corporation
               10333 North Meridian, Suite 300
               Indianapolis, Indiana 46290
               Attention: Corporate Secretary

or to such other address as any party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          13. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana. The parties agree that all legal disputes regarding this Agreement will be resolved in Indianapolis, Indiana, and irrevocably consent to service of process in such City for such purpose.

          14. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and the Corporation. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

          15. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          16. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

          17. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 10 and Section 11 above. Without limiting the foregoing, Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his Will or by the laws of descent and distribution as set forth in Section 11 hereof, and in the event of any attempted assignment or transfer contrary to this Section 17, the Corporation shall have no liability to pay any amount so attempted to be assigned or transferred.

          Any benefits payable under this Agreement shall be paid solely from the general assets of the Corporation. Neither Employee nor Employee's beneficiary shall have interest in any specific assets of the Corporation under the terms of this Agreement. This Agreement shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between Employee and the Corporation.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                              PRIORITY HEALTHCARE CORPORATION
                              ("Corporation")


                              By: /s/ William E. Bindley
                                 --------------------------------
                                 William E. Bindley, Chairman
                                 of the Board and Chief
                                 Executive Officer



                                  /S/ Robert L. Myers
                              -----------------------------------
                                 Robert L. Myers ("Employee")